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                                        BYLAWS

                                          OF

                           MINNESOTA LIFE INSURANCE COMPANY


                            As adopted on October 1, 1998


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                                       BYLAWS

                                         OF

                          MINNESOTA LIFE INSURANCE COMPANY


                                 TABLE OF CONTENTS


ARTICLE I STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

SECTION 1.1 ANNUAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . .1
SECTION 1.2 SPECIAL MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . .1
SECTION 1.3 PLACE AND HOUR OF MEETING. . . . . . . . . . . . . . . . . . . . .1
SECTION 1.4 NOTICE OF MEETINGS; RECORD DATE. . . . . . . . . . . . . . . . . .1
SECTION 1.5 QUORUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
SECTION 1.6 VOTING RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . .2
SECTION 1.7 VOTING BY PROXY. . . . . . . . . . . . . . . . . . . . . . . . . .2
SECTION 1.8 VOTING OF SHARES BY CERTAIN HOLDERS. . . . . . . . . . . . . . . .2

ARTICLE II BOARD OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . .3

SECTION 2.1 NUMBER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
SECTION 2.1 NON-OVERLAPPING DIRECTORS. . . . . . . . . . . . . . . . . . . . .3
SECTION 2.2 FILLING OF VACANCIES . . . . . . . . . . . . . . . . . . . . . . .3
SECTION 2.3 PLACE OF MEETING, CORPORATE BOOKS. . . . . . . . . . . . . . . . .3
SECTION 2.4 REGULAR MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . .3
SECTION 2.5 SPECIAL MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . .4
SECTION 2.6 QUORUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
SECTION 2.7 COMPENSATION OF DIRECTORS. . . . . . . . . . . . . . . . . . . . .4
SECTION 2.8 ACTION BY UNANIMOUS WRITTEN CONSENT OF DIRECTORS . . . . . . . . .4
SECTION 2.9 REMOVAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

ARTICLE III COMMITTEES OF THE BOARD. . . . . . . . . . . . . . . . . . . . . .5

SECTION 3.1 CREATION OF COMMITTEES . . . . . . . . . . . . . . . . . . . . . .5
SECTION 3.2 APPOINTMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . .5
SECTION 3.3 QUALIFICATIONS . . . . . . . . . . . . . . . . . . . . . . . . . .5
SECTION 3.4 COMMITTEE CHAIRS . . . . . . . . . . . . . . . . . . . . . . . . .5
SECTION 3.5 MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
SECTION 3.6 QUORUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
SECTION 3.7 VACANCIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
SECTION 3.8 MINUTES AND REPORTS. . . . . . . . . . . . . . . . . . . . . . . .6
SECTION 3.9 AUDIT COMMITTEE. . . . . . . . . . . . . . . . . . . . . . . . . .6
SECTION 3.10 INVESTMENT COMMITTEE. . . . . . . . . . . . . . . . . . . . . . .7
SECTION 3.11 COMMITTEE OF NON-OVERLAPPING DIRECTORS. . . . . . . . . . . . . .7


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ARTICLE IV OFFICERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

SECTION 4.1 NUMBER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
SECTION 4.2 ELECTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
SECTION 4.3 TERM OF OFFICE . . . . . . . . . . . . . . . . . . . . . . . . . .8
SECTION 4.4 REMOVAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
SECTION 4.5 VACANCIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
SECTION 4.6 DUTIES OF OFFICERS . . . . . . . . . . . . . . . . . . . . . . . .8
SECTION 4.7 ABSENCE OR DISABILITY. . . . . . . . . . . . . . . . . . . . . . .9

ARTICLE V INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES . . . . . . . .9

ARTICLE VI DISPOSITION OF FUNDS AND INVESTMENTS. . . . . . . . . . . . . . . .9

SECTION 6.1 FUNDS AND INVESTMENTS. . . . . . . . . . . . . . . . . . . . . . .9
SECTION 6.2 DEPOSITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE VII CORPORATE STOCK. . . . . . . . . . . . . . . . . . . . . . . . . 10

SECTION 7.1 CERTIFICATES FOR SHARES. . . . . . . . . . . . . . . . . . . . . 10
SECTION 7.2 TRANSFER OF SHARES . . . . . . . . . . . . . . . . . . . . . . . 10
SECTION 7.3 TRANSFER BOOKS . . . . . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE VIII AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . 10

                                        BYLAWS

                                          OF

                           MINNESOTA LIFE INSURANCE COMPANY


                                      ARTICLE I
                                     STOCKHOLDERS

SECTION 1.1    ANNUAL MEETING.

The annual meeting of stockholders shall be held on the first Tuesday in May of each year, if not a legal holiday, and if a legal holiday, then on the next day not a legal holiday, when members of the Board of Directors shall be elected to succeed those whose terms are then expiring and such other business shall be transacted as may properly be brought before the meeting.


SECTION 1.2    SPECIAL MEETINGS.

Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by order of the Board of Directors or by stockholders holding together at least a majority of all the shares of the Company entitled to vote at the meeting. Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of the meeting.


SECTION 1.3    PLACE AND HOUR OF MEETING.

Every annual meeting of stockholders shall commence at such hour as shall be determined by the Board of Directors. Every meeting of stockholders, whether an annual or a special meeting, shall be held at the principal office of the Company at 400 Robert Street North in the City of Saint Paul, in the State of Minnesota (the "Home Office"), or at such other place as may be selected by the Board of Directors.


SECTION 1.4    NOTICE OF MEETINGS; RECORD DATE.

Notice of each meeting of stockholders shall be mailed to each stockholder of the Company not less than thirty days previous to such meeting, and every such notice shall state the day and hour and the place at which the meeting is to be held and, in the case of any special meeting, shall indicate briefly the purpose or purposes thereof. The Board of Directors may fix in advance a date, not less than twenty calendar days preceding the dates of the aforenamed occurrences, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares. In such case, such stockholders, and only such stockholders as are stockholders of the Company of record on the record date so fixed, are entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after such record date so fixed. If the


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Board of Directors shall not set a record date for the determination of the stockholders entitled to notice of, and to vote at, a meeting of stockholders, only the stockholders who are stockholders of record at the close of business on the 20th day preceding the date of the meeting are entitled to notice of, and to vote at, the meeting and any adjournment of the meeting.


SECTION 1.5    QUORUM.

A majority of the outstanding shares entitled to notice of and to vote at a meeting, present in person or by proxy conforming the requirements of Section
1.7 of these bylaws, shall constitute a quorum for the transaction of any business coming before any regular or special meeting of stockholders duly and properly called, except as provided by law, the Restated Certificate of Incorporation of the Company, or these bylaws. If, however, such quorum of stockholders shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a requisite number of stockholders shall be present. At any such adjourned meeting at which the requisite number of stockholders shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.


SECTION 1.6    VOTING RIGHTS.

Each outstanding share of Common Stock shall be entitled to one vote upon each matter submitted to a vote at any annual or special meeting of stockholders.


SECTION 1.7    VOTING BY PROXY.

Any stockholder may vote by proxy at any meeting of stockholders. To be valid, the proxy appointment must be in writing and must be filed with, and received by, the Secretary at the Home Office of the Company at least five days before the meeting at which it is to be used, exclusive of the day of the meeting, but inclusive of the day of receipt and filing of the proxy. A proxy appointment may be for a specified period of time not to exceed one year. A proxy may be revoked by a stockholder at any time by written notice to the Secretary of the Company, or by executing a new proxy appointment and filing it as required herein, or by personally appearing and exercising his or her rights as a stockholder at any meeting of the stockholders.


SECTION 1.8    VOTING OF SHARES BY CERTAIN HOLDERS.

     (a) Shares of stock in the name of another corporation, foreign or domestic, are to be voted by such officer, agent, or proxy as the bylaws of such corporation may determine.

     (b) Shares of stock in the name of a deceased person are to be voted by his executor or administrator in person or by proxy.

     (c) Shares of stock in the name of a fiduciary, such as guardian, curator, or trustee are to be voted by such fiduciary either in person or by proxy, provided the books of the Company show the stock to be in the name of such fiduciary in such capacity.

     (d) Shares of stock in the name of a receiver are to be voted by such receiver, and shares held by, or in the control of, a receiver are to be voted by such receiver without the


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transfer thereof into his name, if such voting authority is contained in an appropriate order of the court by which such receiver was appointed.

     (e) Shares of stock which have been pledged are to be voted by the pledgor until the shares of stock have been transferred into the name of the pledgee, and thereafter, the pledgee is entitled to vote the shares so transferred.

                                      ARTICLE II
                                  BOARD OF DIRECTORS

SECTION 2.1    NUMBER.

The Board of Directors shall consist of such number of Directors, not fewer than five or more than sixteen, as the Board shall from time to time determine.


SECTION 2.1    NON-OVERLAPPING DIRECTORS.

Commencing with the first annual election of directors, and unless and until Minnesota Mutual Companies, Inc. (or any successor mutual insurance holding company) is converted from a mutual insurance holding company to a stock company, the Board of Directors shall at all times include at least three directors who are not concurrently serving as directors on the board(s) of Minnesota Mutual Companies, Inc., Securian Holding Company or Securian Financial Group, Inc. ("Non-overlapping Directors").


SECTION 2.2    FILLING OF VACANCIES.

If the office of any Director becomes vacant for any reason, a majority of the remaining Directors may choose a successor. Each Director so chosen shall hold office until the next regular annual meeting of the shareholders and until his or her successor has been duly elected and qualified. Not more than one-third of the maximum number of Directors may be so chosen by the Board between regular annual meetings of the shareholders.


SECTION 2.3    PLACE OF MEETING, CORPORATE BOOKS.

The Board of Directors may hold its meetings and keep the books of the Company at the Home Office of the Company, or at such other place or places as they may from time to time by resolution determine, except as otherwise required by law.


SECTION 2.4    REGULAR MEETINGS.

Regular meetings of the Board shall be held at such times and places as are fixed from time to time by resolution of the Board. Notice need not be given of those regular meetings of the Board held at the times and places fixed by resolution, nor need notice be given of adjourned meetings. If either or both the time or place of a regular meeting are other than that fixed by resolution, a telephonic or written notice shall be given to each Director not less than twenty-four hours prior to the time of that regular meeting.


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SECTION 2.5    SPECIAL MEETINGS.

Special meetings of the Board may be held at any time upon call either of the Chair of the Board, or of the Chief Executive Officer, or upon written request of any three or more directors. Except as otherwise provided, notice of a special meeting shall be given to each director either in writing or by telephone. Notice of at least seventy-two hours prior to the meeting time is required if written notice is deposited in the United States mail in the City of Saint Paul. Notice of at least twenty-four hours prior to the meeting time is required if written notice is left at either the place of business or residence of each director. Notice of at least six hours prior to the meeting time is required if all directors are personally either served with a written notice or contacted by telephone. Notice need not be given to the directors of adjourned special meetings. Also, special meetings may be held at any time without notice if all of the directors are present, or if, before the meeting, those not present waive such notice in writing. Notice of a special meeting shall state the purpose of the meeting.


SECTION 2.6    QUORUM.

At all meetings of the Board of Directors, a majority of the directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, but if, at any meeting, less than a quorum shall be present, a majority of those present may adjourn the meeting from time to time, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Restated Certificate of Incorporation of the Company or by these bylaws.


SECTION 2.7    COMPENSATION OF DIRECTORS.

Members of the Board of Directors, who are not salaried officers of the Company, shall receive such annual compensation as shall be fixed from time to time by resolution of the Board of directors; and, in addition, the directors who are not salaried officers of the Company shall receive a sum in such amount as shall be fixed from time to time by resolution of the Board of Directors, and the expenses of attendance, if any, for attendance at each regular or special meeting of the Board, whether or not an adjournment be had because of the absence of a quorum.


SECTION 2.8    ACTION BY UNANIMOUS WRITTEN CONSENT OF DIRECTORS.

If all the directors severally or collectively consent in writing to any action taken or to be taken by the directors, such consents have the same force and effect as a unanimous vote of the directors at a meeting duly held, and may be stated as such in any certificate or document filed with the Secretary of State of Minnesota or any other state in the United States of America or other Country. The Secretary of the Company shall file such consents with the minutes of the meetings of the Board of Directors.


SECTION 2.9    REMOVAL.

Any director or the entire Board of Directors may be removed at any time but only for cause or pursuant to the Company's retirement policy in effect when the director was first elected.


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                                     ARTICLE III
                               COMMITTEES OF THE BOARD

SECTION 3.1    CREATION OF COMMITTEES.

The following designated standing committees of the Board are hereby authorized and created: Audit, Investment, and Non-overlapping Directors. In addition, the Board is authorized to create any other committee or committees of the Board as the Board from time to time deems necessary. The name, duration and duties of each other committee and the number of members thereof shall be as prescribed in the action creating the committee. In the event the Board of Directors creates an Executive Committee invested with the full powers of the Board of Directors between meetings of the Board of Directors, then that Committee must have at least the same proportion of Non-overlapping Directors as does the full Board of Directors.


SECTION 3.2    APPOINTMENTS.

The members of each standing Board committee shall consist of those Directors appointed by the Board of Directors. Each Director appointed to a Board committee shall continue to serve on that committee at the will and pleasure of the Board for the period specified in his or her appointment or until his or her earlier death, resignation or removal.


SECTION 3.3    QUALIFICATIONS.

Each Director is qualified to be appointed and successively reappointed to one or more committees.


SECTION 3.4    COMMITTEE CHAIRS.

The Board shall appoint one of the members of each of the Board committees to chair that committee and, in its discretion, may also appoint one of the members of each of the committees to serve as a vice chair of that committee. If neither the committee chair nor the committee vice chair is present at a meeting of a committee, the committee members present at that committee meeting shall elect another committee member to chair that meeting.


SECTION 3.5    MEETINGS.

Each committee shall meet at such times as the chair of that committee may designate or as a majority of that committee may determine, subject to a minimum of not less than two meetings per calendar year.


SECTION 3.6    QUORUM.

A majority of each Board committee shall constitute a quorum at each meeting of that committee. At any meeting of a committee at which a quorum is present, the committee may continue to transact business until adjournment, even though committee member(s) may have left the meeting so that less than a quorum is present at the meeting. If a quorum is not present for a committee meeting, the chair of that committee may request the Board to appoint a sufficient number of other directors to serve as members of the committee only for that meeting, so as to obtain a quorum. If the Board makes the requested appointments, any action so taken at the committee meeting shall be valid and binding.


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SECTION 3.7    VACANCIES.

In the case of the death, resignation or removal of a member of a committee, the Board may appoint another Director to fill the vacancy so created on that committee for the balance of the unexpired appointment. The appointment shall be subject to the qualifications set forth for that committee.


SECTION 3.8    MINUTES AND REPORTS.

Each committee shall keep a written record of its acts and proceedings and shall submit that record to the Board of Directors at a regular meeting of the Board and at such other times as requested by the Board or when a majority of the committee deems it desirable to do so. Failure to submit a record will not, however, invalidate any action taken by the committee prior to the time the record of the action was, or should have been, submitted to the Board. The minutes of each committee shall be recorded by the person designated by the chair of that committee.


SECTION 3.9    AUDIT COMMITTEE.

The Audit Committee shall consist of not fewer than four directors that are not officers or employees of Minnesota Mutual Companies, Inc. or any of its subsidiaries. The committee shall have the following powers and duties:


     (a) Annually recommend to the Board a firm of independent certified public accountants to audit the Company's books, records and accounts.

     (b) Approve the scope of audits to be conducted by the independent certified public accountants, taking into account the principal risks inherent in the Company's business and the recommendations from the independent accountants as to scope of audit.

     (c) Review all recommendations made by the independent certified public accountants in their audit reports to the Board.

     (d) Approve the scope of audits to be conducted by the Company's internal auditors and review the reports of those audits.

     (e) Review the reports which result from the examinations of the Company conducted by state insurance authorities.

     (f)  Review corporate litigation involving extra-contractual damages.

     (g) Periodically review the Company's plans for data security and disaster recovery.

     (h) Advise the Board of the results of the committee's reviews and recommendations resulting therefrom.


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SECTION 3.10   INVESTMENT COMMITTEE.

The Investment Committee shall consist of not fewer than four directors and shall have the following powers and duties which shall be exercised not less than once every twelve months:

     (a) Review the written investment policy for the Company investments, recommend changes thereto, and submit to the Board for its approval and adoption the policy and procedures for the ensuing twelve months.

     (b) Review all investments of Company funds, including their acquisition and sale and report findings to the Board.

     (c)  Furnish the Board with summaries of investment transactions.

     (d) Review compliance with the written investment policy and valuation procedures and submit findings to the Board.

SECTION 3.11   COMMITTEE OF NON-OVERLAPPING DIRECTORS.

The Committee of Non-overlapping Directors shall consist of not fewer than three Non-overlapping Directors (as described in Section 2.1 of these bylaws) and shall have the following powers and duties:

     (a) Review all agreements and material transactions between and among the Company, its affiliates and subsidiaries to assure that such agreements and transactions are fair and reasonable and that they comply with Minnesota Statutes, Section 60D, and all Acts amendatory thereof or additional thereto. For purposes of this section, the term "material" shall have the definition set forth in Minnesota Statutes, Section 60D.19, subd. 4, as it may be amended from time to time.

     (b)  Such other powers and duties as determined by the Board of Directors.

                                     ARTICLE IV
                                      OFFICERS

SECTION 4.1 NUMBER.

The officers of the Company shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer, an Actuary, a Controller, a Secretary, and one or more Assistant Secretaries. In addition, there may be such other officers as the Board of Directors from time to time may deem necessary. One individual may hold two or more offices, except those of President and Secretary.


SECTION 4.2    ELECTION.

Officers shall be elected or appointed by the Board of Directors.


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SECTION 4.3    TERM OF OFFICE.

Each officer shall serve for the term stated in his or her election or appointment or until his or her earlier death, resignation or removal.


SECTION 4.4    REMOVAL.

Any officer may be removed from office, with or without cause, at any time by the affirmative vote of the majority of the Board of Directors then in office.


SECTION 4.5    VACANCIES.

Any vacancy in any office from any cause may be filled by the Board of Directors at its next meeting.


SECTION 4.6    DUTIES OF OFFICERS.

The duties of the officers shall be as follows:


     (a) CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general active management of the business of the Company and, in the absence of the Chair of the Board, shall preside at all meetings of the members and the Board of Directors, and shall see that all orders and resolutions of the Board are carried into effect. Except where, by law, the signature of the President is required, the Chief Executive Officer shall possess the same power as the President to sign and execute all authorized certificates, contracts, bonds, and other obligations of the Company.

     (b) PRESIDENT. The President, in the absence of the Chair of the Board and the Chief Executive Officer, shall preside at all meetings of the members and the Board of Directors. The President shall be the chief administrative officer of the Company and shall have the power to sign and execute all authorized certificates, contracts, bonds, and other obligations of the Company. The President also shall perform such other duties as are incident to the office or are properly required of him or her by the Board or the Chief Executive Officer.

     (c) VICE PRESIDENTS. Each Vice President will perform those duties as from time to time may be assigned by the Chief Executive Officer. In the absence of the President, a Vice President designated by the Board of Directors shall perform the duties of the President. A Vice President shall have the power to sign and execute all authorized certificates, contracts, bonds and other obligations of the Company. One or more of the Vice Presidents may be entitled Executive Vice President, Senior Vice President, Vice President, Second Vice President, or such other variation thereof as may be designated by the Board.

     (d) SECRETARY. The Secretary shall give notice and keep the minutes of all meetings of the members and of the Board of Directors and shall give and serve all notices of the Company. The Secretary or an Assistant Secretary shall have the power to sign with the Chief Executive Officer, President, or any Vice President in the name of the Company all authorized certificates, contracts, bonds, or other obligations of the company and may affix the Company Seal thereto. The Secretary shall have charge and custody of the books and papers of the Company and in general shall perform all duties incident to the office of Secretary, except as otherwise specifically provided in these bylaws, and such other duties as from time to time may be assigned by the Chief Executive Officer. If Assistant Secretaries are elected or appointed, they shall have those powers and perform those duties as from time to time may be assigned to them by the Chief Executive Officer and, in the absence of the Secretary, one of them shall perform the duties of the Secretary.

     (e) TREASURER. The Treasurer shall have those powers and shall perform those duties as from time to time may be assigned by the Chief Executive Officer. If Assistant Treasurers are elected or appointed, they shall have those powers and perform those duties as from time to time may be assigned to them by the Chief Executive Officer and, in the absence of the Treasurer, one of them shall perform the duties of the Treasurer.

     (f) CONTROLLER. The Controller shall have those powers and shall perform those duties as from time to time may be assigned by the Chief Executive Officer.

     (g) ACTUARY. The Actuary shall have those powers and shall perform those duties as from time to time may be assigned by the Chief Executive Officer.

     (h) OTHER OFFICERS. Other officers elected or appointed by the Board of Directors shall have those powers and perform those duties as from time to time may be assigned by the Chief Executive Officer.

SECTION 4.7    ABSENCE OR DISABILITY.

In the case of the absence or disability of any officer of the Company or of any person authorized to act in his or her place during such period of absence or disability, the Board of Directors from time to time may delegate the powers and duties of such officer to any other officer, or any Director, or any other person whom they may select.


                                      ARTICLE V
                 INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

The Company shall, to the fullest extent permitted under Minnesota Statutes,
Section 300.083, as the same currently exists or hereafter is amended, indemnify (and advance expenses to) the directors, officers and employees of this Company. The provisions of this Article shall not be deemed to limit or preclude indemnification of a director, officer or employee by the Company for any liability which has not been eliminated by the provisions of this Article.

                                     ARTICLE VI
                        DISPOSITION OF FUNDS AND INVESTMENTS

SECTION 6.1    FUNDS AND INVESTMENTS.

All funds and investments of the Company shall be held in the name of "Minnesota Life Insurance Company" or its nominee or as otherwise provided in accordance with applicable Minnesota Statutes, as amended from time to time. In no event shall any funds or investments be held in the name of any individual who is an officer or employee of the Company.


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SECTION 6.2    DEPOSITS.

The Board of Directors shall designate those banks and financial institutions in which Company funds shall be deposited. The Board by separate resolution also shall designate the persons authorized to withdraw or transfer funds held in those accounts. No funds shall be withdrawn or transferred from those accounts except upon the authorization of the person or persons so authorized.


                                    ARTICLE VII
                                  CORPORATE STOCK

SECTION 7.1 CERTIFICATES FOR SHARES.

The Board of Directors is to prescribe the form of the certificate(s) of stock of the Company. The certificate is to be signed by the President or Vice President and by the Secretary, Treasurer, or Assistant Secretary or Assistant Treasurer, is to be sealed with the seal of the Company and is to be numbered consecutively. The name of the owner of the certificate, the number of shares of stock represented thereby, and the date of issue are to be recorded on the books of the Company. Certificates of stock surrendered to the Company for transfer are to be canceled, and new certificates of stock representing the transferred shares issued. New stock certificates may be issued to replace lost, destroyed or mutilated certificates upon such terms and with such security to the Company as the Board of Directors may require.


SECTION 7.2    TRANSFER OF SHARES.

Shares of stock of the Company may be transferred on the books of the Company by the delivery of the certificates representing such shares to the Company for cancellation, and with an assignment in writing on the back of the certificate executed by the person named in the certificates as the owner thereof, or by a written power of attorney executed for such purpose by such person. The person registered on the books of the Company as the owner of shares of stock of the Company is deemed the owner thereof and is entitled to all rights of ownership with respect to such shares.


SECTION 7.3    TRANSFER BOOKS.

Transfer books are to be maintained under the direction of the Secretary, showing the ownership and transfer of all certificates of stock issued by the Company.


                                     ARTICLE VIII
                                      AMENDMENTS

These bylaws may be amended by the Board of Directors or by the stockholders at a regular meeting, or at a special meeting called for that expressly-stated purpose, by the affirmative vote of a majority of the stockholders present, in person or by proxy, at the meeting.


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